EXHIBIT 23

                CONSENT OF INDEPENDENT ACCOUNTANTS


     We   consent  to  the  incorporation  by  reference  in  the
registration statements of TECO Energy, Inc. on Form S-3 (File Nos. 33-43512 and 333-60819) and Form S-8 (File Nos. 33-35927,
33-40076,  33-5465,  2-71457,  333-02563  and  333-25563)  of our
report dated Jan. 15, 1999, except for certain information included in Note I, for which the date is March 26, 1999, on our audits of the consolidated financial statements of TECO Energy, Inc. and subsidiaries as of Dec. 31, 1998 and 1997 and for the years ended Dec. 31, 1998, 1997 and 1996, which report is included in this Annual Report on Form 10-K.



                                       PricewaterhouseCoopers LLP


Tampa, Florida
March 30, 1999